AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made as of May 1, 1997, is by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Parent Company"), INSIGNIA COMMERCIAL GROUP, INC., a Delaware corporation with an office at One
Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602, (the "Company"), INSIGNIA\Edward S. Gordon Co., Inc., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Insignia\ESG") and HENRY HOROWITZ, an individual residing at 105 Hidden Hills Drive, Greenville, SC 29605 (the "Executive").

                                               W I T N E S S E T H :

                  WHEREAS, the Parent Company and the Executive entered into an Employment Agreement dated as of December 14, 1992 ("Employment Agreement"); and

                  WHEREAS,  the    parties  desire  to  amend  and  restate  the
Employment  Agreement as set forth in this Agreement; and

                  WHEREAS, the Company and Insignia\ESG desire to continue to assure themselves of the services of the Executive for the period provided in this Agreement, and the Executive continues to be willing to serve in the employ of the Company and Insignia\ESG for such period upon the terms and conditions hereinafter provided;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1.  Employment.  The Parent  Company,  the Company and
Insignia\ESG hereby agrees to employ the Executive, and the Executive hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a period commencing on the date of this Agreement and ending on August 30, 1999 (the "Expiration Date"), subject to earlier termination as set forth herein (such period, as it may be so terminated, being referred to herein as the "Employment Period").

                  Section 2.        Duties and Services.

                  (a) Offices. During the Employment Period, the Executive shall serve as Chief Operating Officer of the Company and Executive Managing Director of the Parent Company. In the performance of his duties hereunder, the Executive shall report to and shall be responsible only to the Chairman, Chief Executive Officer or President of the Parent Company and the President of the Company (as may be determined by the Board of Directors of the Parent Company from time to time). The Executive agrees to his employment as described in this Section 2, and agrees to devote substantially all of his time and efforts to the performance of his duties hereunder. The Executive shall be available to travel as the needs of the business of the Parent Company, the Company and Insignia\ESG require and as reasonably directed by the Chairman, Chief Executive Officer or President of the Parent Company and the Boards of Directors of the Parent Company and the Company and Insignia\ESG.

                  (b) Location of Office. During the Employment Period, the Executive's office shall be located in the principal executive offices of the Parent Company, which shall be in Greenville, South Carolina . The Executive will be provided with a suitable office, an executive secretary reasonably acceptable to him, and other support appropriate to his duties hereunder.

                  (c) Primary Responsibilities. During the Employment Period, the Executive shall have principal responsibility for the financial and operational affairs of the Company and its subsidiaries including Insignia\ESG and Insignia Capital Advisors, Inc., in each case as directed by the Chairman, Chief Executive Officer and President of the Parent Company, the President of the Company and the Boards of Directors of the Parent Company and the Company and Insignia\ESG.

                  (d) Permitted Activities. Notwithstanding anything to the contrary herein provided, in addition to those investments set forth on Exhibit A attached hereto, the Executive (i) may make certain real estate and other investments and hold positions as officers, directors and/or partners thereof as long as (A) such positions and investments do not conflict with the Executive's duties and loyalties to the Parent Company, the Company and Insignia\ESG, (B) are consistent with the then existing policies of the Parent Company in connection with investments permitted to be made by senior officers of the Parent Company, and (C) have been approved by the Parent Company, and (ii) may hold such other positions, in charitable and other organizations, as may be appropriate to his duties hereunder, (collectively, the "Permitted Activities").

                  (e) Other Duties. In addition to his duties with respect to the Company and Insignia\ESG, the Executive shall serve on the Executive Management Committee of the Parent Company. In such capacities, the Executive shall report directly to the Chief Executive Officer of the Parent Company or such other individual as may be designated by the Board of Directors of the Parent Company. The Executive shall serve as a director and/or officer of any of the Parent Company's subsidiaries or affiliates if the Parent Company so requests. Executive shall not be entitled to receive any compensation for the performance of the duties provided for in this Section 2(f) in addition to the compensation expressly provided in this Agreement consistent with his principal responsibilities as Chief Operating Officer of the Company and of Insignia/ESG. Executive shall endeavor to participate in all meetings of the Executive Management Committee. Executive shall attend, participate in, and be a representative of the Company and Insignia\ESG at all monthly operations review meetings of the Parent Company. It is acknowledged by Executive that recurring failure of Executive to attend such meetings shall be a material breach of this Agreement.

                Section 3. Compensation. As full compensation for his services hereunder, the Company shall pay, grant, issue, or give, as the case may be, to the Executive the following:

                  (a) Base Salary. Subject to the provisions of Section 6, a base salary at the rate of $300,000 per annum (the "Base Salary"), payable in equal bi-weekly installments or in such other installments consistent with the policy of the Parent Company as it may be amended from time to time.

                  (b) Annual Bonus. An annual discretionary bonus of up to a maximum of $250,000 for the year ended December 31, 1997 and subsequent years (as such maximum bonus amount may be adjusted from time to time in the sole and absolute discretion of the Compensation Committee of the Board of Directors) based upon the combined Company and Insignia/ESG (including Insignia Capital Advisors, Inc. and the Company's other subsidiaries) targeted Net EBITDA being achieved but in any event in the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Parent Company. Such bonus shall be paid to the Executive within one hundred (120) days after the end of the Parent Company's fiscal year.

     (c) Additional Annual Bonus. An annual bonus for the year ending December 31, 1997 and subsequent years in an amount determined by the Compensation Committee of the Board of Directors of the Parent Company, in its sole and absolute discretion, of 5%, or such lesser percentage as such Compensation Committee shall determine, of the increase in annual Net EBITDA, reduced by all bonus compensation paid to employees of the Company and Insignia/ESG (including Insignia Capital Advisors, Inc. and the Company's other subsidiaries) (including the imputed bonus of the Executive as determined under this Agreement ), all Company and Insignia/ESG overhead allocations and all compensation paid to the Executive pursuant to this Agreement, over the annual Net EBITDA for the immediately preceding year. Such bonus shall be paid to the Executive within one-hundred twenty (120) days after the end of the Parent Company's fiscal year. For purposes of this Agreement, Net EBITDA shall mean the earnings before interest, taxes, depreciation, and amortization of the Company and Insignia/ESG net of the debt of the Parent Company at the Parent Company's cost of such debt plus fifteen (15%) percent of the cost of such debt to the Parent Company computed in accordance with generally accepted accounting principles, consistently applied.

                  (d) Options and Restricted Stock. Options pursuant to the Parent Company's 1992 Stock Incentive Plan, as amended, to purchase ten thousand (10,000) shares of the Class A Common Stock, par value $0.01 per share, of the Parent Company (the "Parent Company Stock") at a price equal to $17.50 per share which shall vest in five equal installments commencing on the date six months after the date of this Agreement and each of the next four anniversaries of such date. In addition, five thousand (5,000) shares of the Class A Common Stock, par value $0.01 per share, of the Parent Company Stock in the form of restricted stock granted pursuant to the Parent Company's 1992 Stock Incentive Plan, as amended, which shall vest in five equal installments commencing on the date six months after the date of this Agreement and each of the next four anniversaries of such date.

                  (e) Fringe Benefit Programs. In addition to the other benefits provided to the Executive hereunder, the right to participate in the fringe benefit programs now or hereafter maintained by the Parent Company during the Employment Period and offered by the Parent Company to its managing directors. Such fringe benefit program may include, but not be limited to, pension, profit sharing, stock purchase, stock option, savings, bonus, disability, life insurance, health insurance, hospitalization, dental, and other plans and policies authorized on the date hereof (collectively, "Company Benefit Plans").

                  (f) Expense Reimbursement. Reimbursement of the Executive for all reasonable out-of-pocket expenses incurred by him in connection with the performance of duties hereunder, including professional activities and membership fees and dues relating to professional organizations of which the Executive currently is a member as set forth on Exhibit B attached hereto, or is directed to be a member by the Chairman or Chief Executive Officer of the Parent Company, upon the presentation of appropriate documentation therefor in accordance with the then regular policies and procedures of the Company. The Executive shall not engage in or apply for any other professional activity or membership without the prior written consent of the Chairman, Chief Executive Officer or President of the Parent Company.

                  (g) Vacations. Paid vacation consisting of twenty (20) days during each calendar year during the Employment Period, to be taken at such time as is consistent with the needs of the Parent Company, the Company and Insignia\ESG, as reasonably determined by the Executive.

                  (h) Perquisites. In addition to the other benefits provided to the Executive hereunder, and at the sole cost and expense of the Company except as otherwise provided herein:

                           (i) A membership at The Commerce  Club,   Greenville,
South Carolina;

                           (ii)     A membership at The Greenville Country Club
in Greenville, South Carolina including all of the monthly business related expenses incurred by the Executive; and

                           (iii) Reasonable consultations with financial and tax
advisors or counselors, including annual income tax preparation.

                  (i) Loan. An unsecured loan in the principal amount of $150,000 (the "Loan"), which Loan shall be upon the other terms and conditions set forth in, and shall be evidenced by, the Note attached as Exhibit A hereto and hereby made a part hereof (the "Note"), which Loan shall be made to the Executive upon the Executive's execution of this Agreement and the Note and delivery of this Agreement and the Note to the Company. To the extent there is a conflict between the terms of this Agreement and the terms of the Note, the terms of this Agreement will supercede the terms of the Note.


                  Section 4.    Representations and Warranties of the Executive.

                  The Executive represents and warrants to the Parent Company, Insignia\ESG and the Company as follows:

                  (a) He is acquiring the securities represented by the Options and the Restricted Stock and, upon exercise of the Options, will acquire the underlying Parent Company Stock, for his own account, for investment purposes only, and not with a view toward the sale or other distribution thereof;

                  (b) Other than the Permitted Activities, he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Parent Company, Insignia\ESG or the Company hereunder; and

                  (c) To the best of his knowledge, he is under no physical or mental disability that would hinder his performance of his duties under this Agreement.

                  Section 5.        Non-Solicitation; Confidentiality.

                  (a)  Non-Solicitation.  In view  of the  unique  and  valuable services it is expected the Executive will render to the Company, Insignia\ESG and the Parent Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Parent Company, the Company, Insignia\ESG and their affiliates and their customers, clients and suppliers, the Executive agrees that (i) so long as he is employed by the Parent Company, the Company and Insignia\ESG pursuant to this Agreement or otherwise and (ii) for a period of two (2) years after a Termination for Cause, a Termination Without Cause, or the Executive's voluntary termination of such employment, except for those properties owned directly or indirectly by the Executive at the cessation of the Executive's employment with the Company, he will not either on his own behalf or as an officer, director, employee, agent, representative, independent contractor or in any relationship to any person, partnership, corporation or other entity (except the Parent Company), solicit, directly or by assisting others, business from any of the Parent Company's or any of its affiliates' customers or clients for the purpose of providing goods or services to Parent Company's or any of its affiliates' customers or clients which are directly competitive with goods or services provided by the Parent Company or any of its affiliates to such customers or clients; and (ii) while Executive is employed with the Parent Company, and for a period of two (2) years following the date on which Executive's employment with the Company ceases for any reason, Executive shall not, either on his own behalf or as an officer, director, employee, agent, representative, independent contractor or in any relationship to any person, partnership, corporation or other entity (except the Parent Company), solicit or accept, directly or indirectly or by assisting others, business from any of the Parent Company's or any of its affiliates' customers or clients who have a written contract with the Parent Company or any of its affiliates at the time Executive's employment with the Parent Company ceases for the purpose of providing goods or services provided by the Parent Company or any of its affiliates to such customers or clients. Notwithstanding the termination or failure to extend the term of this Agreement for any reason, the Executive will not for a period of two (2) years following the cessation of the Executive's employment with the Company directly or indirectly employ any person who, at any time up to such cessation of Executive's employment, was an employee of the Company, Insignia\ESG or the Parent Company, within a period of two years after such person leaves the employ of the Company, Insignia\ESG or the Parent Company or any of its affiliates other than his personal secretary and Michael Horowitz. In addition, notwithstanding the termination or failure to extend the term of this Agreement for any reason, the Executive agrees that following the cessation of Executive's employment with the Parent Company, the Company and Insignia/ESG he will not solicit anyone for the purpose of providing management, leasing or related real estate services with respect to the properties then managed and the clients then served by the Company, Insignia\ESG or the Parent Company.

                  (b) Confidentiality. All confidential information which the Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the business of the Company, Insignia\ESG or the Parent Company or any of their subsidiaries or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the termination of his employment, or used by him except during the Employment Period in the business and for the benefit of the Company, Insignia\ESG, the Parent Company and their subsidiaries and affiliates. In the event that the Executive becomes legally compelled to disclose any of the confidential information, the Executive will provide the Parent Company, Insignia\ESG and the Company with prompt notice so that the Parent Company, Insignia\ESG and the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5(b) and in the event that such protective order or other remedy is not obtained, or should the Parent Company, Insignia\ESG and the Company waive compliance with the provisions of this Section 5(b), the Executive will furnish only that portion of the confidential information which is so legally required. The Executive shall return all tangible evidence of such confidential information to the General Counsel of the Parent Company prior to or at the termination of his employment hereunder.

                  (c)  Interpretation.  Since a breach of the provisions of this
Section 5 could not adequately be compensated by money damages, the Company, Insignia\ESG or the Parent Company shall be entitled, in addition to any other right and remedy available to it, to seek an injunction restraining such breach and the Parent Company, Insignia\ESG and the Company shall not be required to post a bond in any proceeding brought for such purpose. The Executive agrees that the provisions of this Section 5 are necessary and reasonable to protect the Company, Insignia\ESG and the Parent Company in the conduct of their respective businesses. If any restriction contained in this Section 5 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company, Insignia\ESG or the Parent Company from pursuing any other remedies, at law or in equity, for such breach or threatened breach.

                  Section 6.        Termination.

                  (a)      Definitions.

                           (i)      Death  Termination  Event.   As used herein,
"Death Termination Event" shall mean the death of the Executive.

                           (ii)      Disability  Termination  Event.   As   used
herein, "Disability Termination Event" shall mean a circumstance where the Executive is physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties hereunder for a period of 100 consecutive days.

                           (iii) Estate. As used herein, "Estate" shall mean (A)
in the event that the last
will and testament of the Executive has not been probated at the time of determination, the estate of the Executive, and (B) in the event that the last will and testament of the Executive has been probated at the time of determination, the legatees or the Executor who are entitled under such will to the assets or payments at issue.

                           (iv)     Termination For Cause.  As used herein, the
term "Termination For Cause" shall
mean the termination by the Parent Company, the Company and Insignia\ESG of the Executive's employment hereunder upon a good faith determination by a majority vote of the members of the Board of Directors of the Parent Company that termination of this Agreement is necessary by reason of (A) the conviction of the Executive of a felony under state or federal law, unless in any such case the Executive performed such act in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, Insignia\ESG or the Parent Company, (B) the continued breach by the Executive of any of the provisions of this Agreement for a period of thirty days after written notice of such breach is given to the Executive by the Company, Insignia/ESG or the Parent Company, (C) the failure by the Executive to comply with any directive of the Board of Directors of the Company, Insignia\ESG or the Parent Company which shall continue for ten days after written notice thereof is given to the Executive, (D) a violation of the confidentiality provisions of
Section 5 of this Agreement by the Executive, (E) the taking by the Executive of any action on behalf of the Company, Insignia\ESG or the Parent Company knowingly without the possession by the Executive of the appropriate authority to take such action, provided that Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (F) the taking by the Executive of actions (other than Permitted Activities) in conflict of interest with the Company, Insignia\ESG, or the Parent Company or their subsidiaries or affiliates, given the Executive's positions with the Company, Insignia\ESG, or the Parent Company and their subsidiaries and affiliates, provided that the Executive shall have five (5) days after written notice thereof from the General Counsel of the parent Company to cure such breach, (G) except to the extent approved in writing by the Board of Directors of the Parent Company, the usurpation of a corporate opportunity of the Company, Insignia\ESG, or the Parent Company or their subsidiaries or affiliates by the Executive; provided, however, the parties acknowledge and agree that no Permitted Activity shall constitute a corporate opportunity, and further provided that the Executive shall have five (5) days after written notice thereof to cure such breach, (H) the recurring failure to attend and participate in (x) Executive Management Committee Meetings, and (y) Monthly Operations Review Meetings, provided that the Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (I) a failure as provided in the last sentence of Section 2(e), provided that the Executive shall have five (5) days after written notice thereof to cure such breach, or (J) the violation of any of the policies of the Parent Company, the Company or Insignia/ESG.

     (v) Termination Without Cause. As used herein, "Termination Without Cause" shall mean any termination of the Executive's employment hereunder by the Company, Insignia\ESG or the Parent Company that is not a Termination For Cause, a Death Termination Event, a Disability Termination Event, or a voluntary resignation by Executive. (b) Death Termination Event. Upon the occurrence of a Death Termination Event, this Agreement shall terminate automatically upon the date that such Death Termination Event occurred (subject to the last sentence of this Section 6), whereupon the Company shall pay to the Estate compensation at the annual rate equal to the Base Salary then in effectfor a period equal to the remaining term of the Employment Period (determined upon the assumption that the Employment Period will not be terminated prior to the Expiration Date), but in no event longer than one (1) year and shall forgive any amount remaining due on the Loan.

                  (c) Disability Termination Event. Upon the occurrence of a Disability Termination Event, this Agreement shall terminate automatically upon the date that such Disability Termination Event occurred (subject to the last sentence of this Section 6), whereupon. the Company shall pay to the Executive compensation at the annual rate equal to the Base Salary then in effect for a period equal to the remaining term of the Employment Period (determined upon the assumption that the Employment Period will not be terminated prior to the Expiration Date), but in no event longer than one (1) year and shall forgive any amount remaining due on the Loan.

                  (d) Termination For Cause. The Executive and the Company, Insignia/ESG and the Parent Company agree that the Company, Insignia\ESG and the Parent Company shall have the right to effectuate a Termination For Cause prior to the Expiration Date. Upon the occurrence of a Termination For Cause, this Agreement shall terminate upon the date that such Termination For Cause occurs (subject to the last sentence of this Section 6), whereupon the Executive shall be entitled to receive the Base Salary, as then in effect, to and including the date that such Termination For Cause occurs.

                  (e) Termination Without Cause. Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such Termination Without Cause occurs (subject to the last sentence of this Section 6), whereupon the Company shall pay to the Executive compensation at the annual rate equal to the Base Salary then in effect and all bonus compensation for a period equal to the remaining term of the Employment Period (determined upon the assumption that the Employment Period will not be terminated prior to the Expiration Date), but in no event longer than one (1) year and shall forgive any amount remaining due on the Loan.

                  Notwithstanding anything in this Agreement to the contrary, Sections 3 (as to compensation, overrides, commissions, bonuses, fringe benefits and expense reimbursements to which Executive became entitled prior to or as a result of the termination of this Agreement), 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, and 17 of this Agreement shall survive any termination of this Agreement or of the Executive's employment hereunder until the expiration of the statute of limitations applicable hereto.

     Section 7. Indemnification. Parent Company and the Executive have entered into an Indemnification Agreement dated as of May 25, 1995.

     Section 8. Tax Withholding. The Company, Insignia\ESG and the Parent Company shall be entitled to withhold from amounts payable to the Executive hereunder such amounts as may be required by applicable tax law to be so withheld.

     Section 9.  Survival.  Subject to the  provisions  of the last  sentence of
Section 1 of this Agreement, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the termination of this Agreement, irrespective of any investigation made by or on behalf of any party hereto.

     Section 10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 10.) Notice to the Estate shall be sufficient if addressed to the Executive as provided in this Section 10. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     Section 11. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     Section 12. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company, Insignia\ESG, the Parent Company and their successors.

     Section 13. Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

           Section  14.  Construction  and  Interpretation.   Should  any
provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that the Executive, the Company, Insignia\ESG, the Parent Company and their respective representatives have participated in the preparation hereof.

     Section 15. Headings. The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

     Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to the conflict of law provisions thereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            INSIGNIA FINANCIAL GROUP, INC.

                                            By:   /S/John K. Lines
                                                  Name:   John K. Lines
                                                  Title:  General Counsel

                                            INSIGNIA\EDWARD S. GORDON CO., INC.

                                            By:   /s/John K. Lines
                                                  Name:   John K. Lines
                                                  Title:  Secretary

                                            INSIGNIA COMMERCIAL GROUP, INC.

                                            By:   /s/John K. Lines
                                                  Name:   John K. Lines
                                                  Title:  Secretary




                                                 /s/Henry Horowitz
                                            HENRY HOROWITZ